Acrongenomics Acquires Equity Stake in Molecular Vision

     GENEVA, February 4 /PRNewswire-FirstCall/ -- Acrongenomics, Inc. (OTC: AGNM) is pleased to announce that they have acquired a 10.9% interest in Molecular Vision Limited, on a fully diluted basis. The cash consideration will be used by Molecular Vision for working capital and to further develop its technology.

     Molecular Vision is developing low cost easy-to-use credit-card sized devices for medical testing that will greatly extend the in-house tools available to the general practitioner. The devices are being developed to allow near patient quantitative diagnosis, currently focusing on key areas of high disease burden, namely kidney function and cardiovascular disease. The technology also has additional applications outside the diagnostics market (e.g. forensic science, homeland security and environmental monitoring).

About Acrongenomics Inc.

     Acrongenomics Inc. is a publicly traded company that focuses on investing in and commercializing novel technology platforms concerning the Life Sciences sector. Acrongenomics brings novel and realistic concepts to market by transforming scientific innovations into tangible, consumer-orientated applications. The company has its headquarters in Geneva, Switzerland.

About Molecular Vision Limited

     Molecular Vision Limited is a spin-out company of Imperial college, London UK. The company was founded by three Imperial College London researchers - Prof. Donal Bradley, Prof. Andrew De Mello and Dr. John De Mello - in 2002 in order to meet a clearly defined demand in the medical diagnostics, biosensors and analytical instrumentations markets and the need for miniaturized chemical and biological detectors offering high sensitivity and functionality at low cost. The company has directly addressed this market demand by inventing a novel method for optical detection based on recent advances in organic electronics and light emitting diodes combined with microfluidics technology. The company has mainly focused on applying its technology to the medical diagnostics markets.

Important Information About Forward-Looking Statements

     All statements in this news release that are other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions. For further information concerning risks and uncertainties that may affect our future results, please review the disclosures contained in our latest filings with the SEC, including our most recent annual report on Form 10-KSB, and subsequent quarterly reports on Form 10-QSB. Other than as required by federal securities laws, we undertake no obligation to publicly update or revise any of our forward-looking statements, whether as a result of changed circumstances, new information, future events, or for any other reason occurring after the date of this news release.

For more information contact:

Acrongenomics Inc.
Platon M Tzouvalis
President
Tel:	+41-22-716-5300
Fax:	+41-22-716-5319
http://www.acrongen.com